Exhibit 107
CALCULATION OF FILING FEE TABLE
FORM S-3
(Form Type)
NAVITAS SEMICONDUCTOR CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)(3)	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(o)
	Equity	Preferred Stock, par value $0.0001 per share	457(o)
	Debt	Debt Securities	457(o)
	Other	Warrants	457(o)
	Other	Rights	457(o)
	Other	Units	457(o)
	Unallocated (Universal) Shelf	—	457(o)			$200,000,000	$110.20 per $1,000,000	$22,040.00

Fees Previously Paid	Equity	Class A Common Stock, par value $0.0001 per share	Other(4)	4,204,242	$5.31(4)	$22,303,504(4)		$2,457.85
	Total Offering Amounts					$222,303,504		$24,497.85
	Total Fees Previously Paid							$2,457.85
	Total Fee Offsets							—
	Net Fee Due							$22,040.00
(1)    Except where a value is indicated, the Amount Registered and Proposed Maximum Offering Price Per Unit are omitted as to each class of security pursuant to Instructions 2.A.ii.b. and 2.A.iii.b. to Item 16(b) of Form S-3.
(2)    The securities registered hereunder include such indeterminate number of (a) shares of Common Stock, (b) shares of Preferred Stock, (c) debt securities, (d) warrants, (e) rights and (f) units as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of Common Stock and Preferred Stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance.
(3)    Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.
(4)    Amounts were previously determined pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the Class A Common Stock as of a date within five business days of the initial filing of the registration statement.